Exhibit 99.4

The Directors

Nexvet Biopharma Public Limited Company (the “Parent”)

Nexvet Australia Pty Ltd

Nexvet US Inc

BioNua Limited

Nexvet Ireland Limited

NVIP Pty Ltd

Tevxen Limited (together, the “Companies”)

Dear Sirs

I, Mark Heffernan of 1A Gwynne Street, Hamlyn Heights, Victoria 3215, Australia, hereby resign as a director of the Companies with effect from the Effective Time (as defined in the proxy statement (incorporating the scheme circular) dated 2 June 2017 and first despatched to shareholders of Nexvet Biopharma plc on 5 June 2017 (the “Definitive Proxy Statement”)). I acknowledge that in connection with the Acquisition (as defined in the Definitive Proxy Statement) the position of Chief Executive Officer of the Parent is being made redundant.

I hereby confirm that such resignations with respect to my directorships are without any claim or right of action of any nature whatsoever outstanding against the Companies or any member of the Nexvet Group (as defined in the Definitive Proxy Statement) or any of their officers or employees for breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever in respect of the resignations; provided, that nothing herein operates to release any claims or rights connected to my employment by Nexvet US, Inc. and my services provided in Australia, or in respect of indemnification, insurance or similar rights provided by the Companies. My resignations are in connection with the Acquisition and not due to any disagreement or dispute with the Companies.

With respect to the Irish incorporated companies, Nexvet Biopharma Public Limited Company, Nexvet Ireland Limited, BioNua Limited and Tevxen Limited (together, the “Irish Companies”), I hereby request that you amend the register of directors and secretaries of each of the Irish Companies accordingly and, pursuant to section 149(8) of the Companies Act 2014, send notifications of my resignation as a director of each of the Irish Companies to the Registrar of Companies in the prescribed form within 14 days of the Effective Time (as defined above).

SIGNED AND DELIVERED as a deed by MARK HEFFERNAN in the presence of:

/s/ Mark Heffernan
MARK HEFFERNAN

/s/
(Witness’s signature)

/s/
(Witness’s address)

/s/
(Witness’s occupation)

Dated: 30 July 2017